Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is not material. Double asterisks denote omissions.

Supplemental Agreement to Cooperation Agreement

Party A: Shenzhen Fujin Gene Technology Co., Ltd.

Legal Address: Room 201, Building A, No. 1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (occupied in Shenzhen Qianhai Commerce Secretariat Co., Ltd.)

Legal Representative: Hanlin Gao

Unified Social Credit Code: [**]

Party B: Xilong Science Co., Ltd.

Legal Address: No. 1-3, Xilong Middle Street, Chaoshan Road, Shantou

Legal Representative: Weipeng Huang

Unified Social Credit Code: [**]

Party C: Fuzhou Jinqiang Investment Partnership (Limited)

Legal Address: 4F01A, 10# Plant, Zone C, No. 9, Maoling Road, Xindian Town, Jin'an District, Fuzhou, Fujian Province

Executive Partner: Xianshu Wei

Unified Social Credit Code: [**]

WHEREAS, Party A, Party B and Party C entered into the Partnership Agreement for the Joint Establishment of Fujian Fulgent Genetics Biotechnology Co., Ltd. in 2016, which stated that the three parties would jointly invest in the establishment of “Fujian Fulgent Genetics Biotechnology Co., Ltd.” After friendly discussions among three parties, the parties now agree to adjust the capital contribution time of the parties set out in the above Partnership Agreement, specifically as follows:

Article 10 of the original agreement states that “Party A and Party B shall pay up the registered capitals subscribed by them and complete all capital contribution to the project company respectively within 3 years as of the date the Business License of the project company is issued; Party C shall pay up the registered capital it subscribed within 5 years as of the date the Business License of the project company is issued.”

It is now modified as “Article 10 of the original agreement states that “Party A and Party B shall pay up the registered capitals subscribed by them and complete all capital contribution to the project company respectively within 5 years as of the date the Business License of the project company is issued; Party C shall pay up the registered capital it subscribed within 10 years as of the date the Business License of the project company is issued.”

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(This page has no text and is a signature page of the Supplemental Agreement)

Party A: Shenzhen Fujin Gene Technology Co., Ltd. (sealed)

Legal Representative (or Authorized Representative): Hanlin Gao (signed)

Date: March 6, 2019

(This page has no text and is a signature page of the Supplemental Agreement)

Party C: Fuzhou Jinqiang Investment Partnership (Limited) (sealed)

Executive Partner: Xianshu Wei (signed)

Date: April 10, 2019

(This page has no text and is a signature page of the Supplemental Agreement)

Party B: Xilong Science Co., Ltd. (sealed)

Legal Representative (or Authorized Representative): Weipeng Huang (signed) Zou Junhui (signed)

Date: